Exhibit 5.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200
Fax: +1.212.751.4864
www.lw.com

FIRM /AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
April 25, 2008	Frankfurt	Orange County
	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
	Madrid	Silicon Valley
Verso Paper Corp. 6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115	Milan	Singapore
	Moscow	Tokyo
	Munich	Washington, D.C.

Re:	Registration Statement No. 333-148201

Initial Public Offering of Shares of Common Stock of Verso Paper Corp.

Ladies and Gentlemen:

We have acted as special counsel to Verso Paper Corp., a Delaware corporation (the “Company”), in connection with the proposed initial public offering of (a) up to 18,750,000 shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), to be offered by the Company (the “Company Shares”) and (b) of up to 2,812,500 shares of Common Stock to be offered by Verso Paper Management LP (the “Selling Stockholder”) which the underwriters in the offering may purchase pursuant to an option to purchase additional shares of Common Stock to be granted by the Selling Stockholder (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2007 (Registration No. 333–148201), as amended (the “Registration Statement”). The term (x) “Company Shares” shall also include any additional shares of Common Stock to be offered by the Company, (y) the term “Selling Stockholder Shares” shall also include any additional shares of Common Stock to be offered by the Selling Stockholder and (z) “Shares” shall also include all additional shares of Common Stock referred to in the preceding clauses (x) and (y), in each case registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (“DGCL”), and we express no opinion with respect to any other laws.

April 25, 2008

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) When the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, and the Company Shares will be fully paid and nonassessable; and

(2) The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, and the Selling Stockholder Shares are fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP